UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

CURRENT REPORT

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of Earliest Event Reported): February 3, 2015

Harley-Davidson, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-9183	39-1382325
State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3700 West Juneau Avenue, Milwaukee, Wisconsin 53208
(Address of principal executive offices (zip code))

(414) 342-4680
(Registrant’s telephone number, including area code)

Not Applicable
(Former name)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 3, 2015, Keith Wandell, Chairman of the Board of Directors (the “Board”) of Harley-Davidson, Inc. (the “Company”) and President and Chief Executive Officer of the Company, provided notice that he will retire from the position of President and Chief Executive Officer of the Company effective May 1, 2015.

On February 4, 2015, the Board elected Matthew S. Levatich, the President and Chief Operating Officer of Harley-Davidson Motor Company (“HDMC”), a subsidiary of the Company, to serve as the Company’s President and Chief Executive Officer effective upon Mr. Wandell’s retirement on May 1, 2015.

Mr. Levatich, age 50, has served as the President and Chief Operating Officer of HDMC since May 2009. From August 2008 through April 2009, Mr. Levatich served as President and Managing Director of MV Agusta S.P.A., a former subsidiary of the Company. From November 2007 through July 2008, Mr. Levatich was Vice President and General Manager of Parts and Accessories and Custom Vehicle Operations of HDMC. From October 2003 to October 2007, Mr. Levatich was Vice President of Materials Management of HDMC. From 1994 to 2003, Mr. Levatich held other positions with HDMC.

On February 4, 2015, the Board increased the size of the Board from twelve to thirteen members and elected Mr. Levatich as a director of the Company to fill the vacancy created by that increase.  Mr. Levatich has not been, and is not currently expected to be, named to any committees of the Board.

On February 3, 2015, Mr. Wandell also provided notice to the Company that he does not intend to stand for re-election as a director of the Company upon the expiration of his current term at the Company’s 2015 annual meeting of shareholders (the “2015 Annual Meeting”).

Barry K. Allen, a member of the Board, also provided notice to the Company on February 3, 2015 that he does not intend to stand for re-election as a director of the Company upon the expiration of his current term at the 2015 Annual Meeting.

The Board also approved decreasing the size of the Board at the 2015 Annual Meeting to eleven members as a result of the respective decisions of Mr. Wandell and Mr. Allen not to stand for re-election at the 2015 Annual Meeting.

On February 4, 2015, the Board elected Richard Beattie, a member of the Board, to serve as non-executive Chairman of the Board effective upon Mr. Wandell’s departure from the Board at the time of the 2015 Annual Meeting.

The Human Resources Committee of the Board has approved compensation for Mr. Levatich reflecting his new position as President and Chief Executive Officer. That compensation includes the following:

-	His annual base salary will increase on May 1, 2015 from $734,000 to $1,000,000.
-	His target Financial STIP Opportunity (as a percentage of his STIP eligible earnings) for 2015 is 115%, which reflects an increase from a target of 110% for 2014.
-	His target Leadership STIP opportunity for 2015 is 34.5% , which reflects an increase from a target of 33% for 2014.
-
He received the following long-term compensation grants effective February 3, 2015, all reflecting customary terms, based on an increase in his target value of long-term incentive opportunity from 285% of base salary for his 2014 award to 450% of base salary:

o	Stock options to purchase 75,602 shares;
o	23,626 restricted stock units; and
o	A long-term cash incentive award with a payout assuming performance at target of $1,500,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARLEY-DAVIDSON, INC.
Dated:  February 9, 2015

By:   /s/ Rebecca W. House
        Rebecca W. House
        Assistant Secretary